FOR IMMEDIATE RELEASE

Contact: Ilene A. Angarola	Contact: Kevin M. McCloskey
First Senior Vice President and Director, Investor Relations New York Community Bancorp, Inc. (516) 683-4420	Senior Vice President and Chief Operating Officer Synergy Financial Group, Inc. (800) 693-3838, ext. 3292

SYNERGY FINANCIAL GROUP, INC. SHAREHOLDERS

APPROVE ACQUISITION BY NEW YORK COMMUNITY BANCORP, INC.

Westbury, N.Y. and Cranford, N.J., September 18, 2007 – New York Community Bancorp, Inc. (NYSE: NYB), the holding company for New York Community Bank and New York Commercial Bank, and Synergy Financial Group, Inc. (NASDAQ/Global Market: SYNF) (“Synergy”), the holding company for Synergy Bank, announced today that the acquisition of Synergy by New York Community Bancorp has been approved by Synergy’s shareholders.

Upon completion of the transaction, Synergy will merge with and into New York Community Bancorp, and Synergy Bank will merge with and into New York Community Bank. The transaction is currently expected to be completed in early October, pending the approval of the Superintendent of the New York State Banking Department. All other regulatory approvals have been received.

Commenting on the receipt of shareholder approval, New York Community Bancorp Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, “We are grateful to Synergy’s shareholders for their approval of this transaction, and for this opportunity to expand our Community Bank franchise in the Garden State. With the addition of Synergy’s 21 branches, we will have 53 locations serving customers in northern and central New Jersey--a meaningful complement to our 165 locations in New York City, Long Island, and Westchester County in New York. We look forward to serving our newest customers through our expanded branch network while, at the same time, enhancing our earnings and the value of our investors’ shares.”

At the special meeting of Synergy’s shareholders held earlier in the day, President and Chief Executive Officer John S. Fiore stated, “By joining with New York Community, we have created a truly excellent franchise and provided our customers with an exponential leap in service, convenience, and product availability. We also have created an opportunity for our shareholders to enjoy a potentially greater return on their investment, as they benefit from New York Community’s generous dividend payment and from what we believe are its prospects for future earnings growth.”

New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the $29.6 billion holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. With 159 offices serving customers in New York City, Long Island, and Westchester County in New York, and Essex, Hudson, Union, Monmouth, Middlesex, and Ocean Counties in New Jersey, New York Community Bank is the fourth largest thrift depository in the New York metropolitan region, and operates through eight local divisions: Queens County

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Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and Penn Federal Savings Bank. New York Commercial Bank has 38 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, including 19 branches of Atlantic Bank. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the $932.5 million holding company for Synergy Bank and Synergy Financial Services, Inc. The Company provides a diversified line of products and financial services to individuals and small to mid-size businesses through a network of 21 branch offices located in Mercer, Middlesex, Monmouth, and Union counties in New Jersey. Additional information about Synergy Financial Group, Inc. and its subsidiaries is available at www.synergyonthenet.com.

Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This release, like many written and oral communications presented by New York Community Bancorp, Inc. and Synergy Financial Group, Inc. (the “Companies”) and their authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Companies intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions,may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the transaction between the Companies. The following factors, among others, could cause the actual results of the transaction and the expected benefits of the transaction to the combined company and to the Companies’ shareholders, to differ materially from the expectations stated in this release: the ability of the Companies to consummate the transaction; a materially adverse change in the financial condition or results of operations of either company; the ability of New York Community Bancorp, Inc. to successfully integrate the assets, liabilities, customers, systems, and any management personnel it may acquire into its operations pursuant to the transaction; and the ability to realize the related revenue synergies and cost savings within the expected time frames.

In addition, factors that could cause the actual results of the transaction to differ materially from current expectations include, but are not limited to, general economic conditionsand trends, either nationally or in some or all of the areas in which the Companies and their customers conduct their respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect the Companies’ net income, the level of prepayment penalties and other future cash flows, or the market value of their assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the Companies’ local markets; changes in the financial or operating performance of the Companies’ customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the Companies’ loans; changes in the quality or composition of the Companies’ loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in the customer base of either company; potential exposure to unknown or contingent liabilities of companies targeted by New York Community Bancorp, Inc. for acquisition; the Companies’ timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by the Companies’ customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; the outcome of pending or threatened litigation or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether

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currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Companies; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in banking, securities, tax, environmental, and insurance law, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which the Companies are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Companies’ operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Companies’ control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Companies disclaim any obligation to update any forward-looking statements.